UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on December 11, 2003, Avanir Pharmaceuticals (the "Company") issued on December 5, 2003 warrants to purchase up to 807,347 shares (adjusted for a one-for-four reverse stock split in January 2006) of the Company’s Class A Common Stock at an exercise price of $7.00 per share (the "Warrants"). The Warrants had a five-year term, but included a provision that the Company could redeem the Warrants for $1.00 each if the Company’s stock price traded above twice the Warrant exercise price for a certain period of time (the "Redemption Right").

Due to the recent trading price for the Company’s Class A common stock, the Redemption Right has been triggered and the Company has issued a total of 601,454 shares of common stock (the "Warrant Shares") between January 26, 2006 and February 3, 2006 upon the exercise of certain of the Warrants, representing $4.2 million in proceeds to the Company. A portion of the Warrants were exercised prior to January 26, 2006.

As of February 3, 2006, Warrants to purchase 95,642 shares of common stock remained outstanding. The Company expects that these Warrants will be exercised before the Warrants expire pursuant to the Redemption Right and that such exercise would result in $669,000 in additional proceeds to the Company. Pursuant to the Redemption Right, unexercised Warrants will expire at 5:00 p.m. Eastern Standard Time on February 7, 2006, subject to certain conditions.

The Warrant Shares were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated by the Securities and Exchange Commission. The Warrant Shares have been registered for resale on Form S-3 (File No. 333-111680).

The Company is filing this Current Report on Form 8-K pursuant to Item 3.02, which requires notice of the issuance of securities in a private placement transaction or series of transactions if the aggregate number of shares issued exceeds 1% of the total shares outstanding.

On February 6, 2006, the Company issued a press release regarding the exercise of the Warrants. A copy of the press release dated February 6, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press release, dated February 6, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

February 6, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated February 6, 2006